GUARANTEE

The Surety (hereinafter referred to as the “Surety”) provides Chang Hwa Bank group (Chang Hwa Commercial Bank, including respective branches, hereinafter referred to as the “Bank”) with guarantee that the loan obligations of Kid Castle Internet Technology Corporation (hereinafter referred to as the “Borrower”) to the Bank is limited to the amount of NT$  21,939,000 and relevant loan interest, deferred interest, penalty, compensation, and other liabilities subordinate to the loan shall be undertaken by the Borrower and the Surety shall be jointly liable with the Borrower for performing the obligations set forth in this clause. The Borrower and the Surety hereby agree to observe the following terms and conditions.

General Provisions :

Article 1	All loans mentioned in this Guarantee include money, bills, sum of money advanced, overdraft, guarantee, compensation, and debts that are derived from loan related laws the Borrower owes to the Bank (including loans made in the past and loan payables at present).

Article 2
In the event the Borrower fails to settle any loan repayment on the maturity date/due date (including the status that the Borrower forfeits the right on a loan), the Bank can directly ask for repayment of loan payables from the Surety prior to filing a lawsuit in court against the Borrower or seek compulsory execution of the Borrower’s property and/or security for a loan. After the compensation to be made by the Surety on the Borrower’s behalf, the Bank shall hand over the mortgage to the Surety on which defect is found, in this connection, the Surety shall have no objection.

Article 3	The interest and deferred interest of each loan shall be calculated based on respective debt obligation and interest rate stipulated in each loan agreement; if the Borrower defaults to repay the loan, 10% of a designated loan interest (if there is any designated deferred interested rate, such interest rate shall prevail) shall be calculated as penalty for less than six months, whereas 20% of a designated loan interest shall be calculated as penalty for the period in excess of six months.

Article 4	The Surety agrees that the Bank has a lien on the Surety’s savings of various types deposited in the Bank and creditor’s right of the Surety to the Bank no matter if the maturity date is due or not, if the Borrower defaults to repay the loan. The offset of the creditor’s right of the Surety shall be effective as soon as the Surety’s account is rendered. At the same time, the deposit slip, deposit passbook, or other receipts issued from the Bank to the Surety shall be ineffective during the period of loan offset. In the event the offset amount is insufficient to the compensation of all loans made by the Surety on the Borrower’s behalf, the Surety is still liable to the compensation of the rest of the loan amount.

Article 5
The Surety shall bear the joint liability to repay all loans on the Borrower’s behalf, even though the Surety does not sign a loan receipt, a promissory note, or other debt obligations the Borrower owes to the Bank according to the Guarantee.

Article 6
In the event any disputes arising from the explanation and execution of the Guarantee and may bring in a lawsuit case, all parties agree that case shall be subject to the jurisdiction of the Taiwan Taipei District Court for the first trial of such lawsuit. If there is any exclusive jurisdiction of courts stipulated by laws, the laws shall govern.

Surety : Pai Suang-Yi
Address : 1-3, Alley 80, Guan-yin Lane, Baisha Village, Huatan Township, Chang Hwa County

Surety : Yang Ming Tan
Address : Lin-377, 1st Neighborhood, Cheng-Der Li, Ho Bian Bei Street, San-Chung City, Taipei County

Surety :
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Surety :
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Surety :
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Identity Verification
Pai Suang-Yi Apr. 13, 2006
Yang Ming Tan Apr. 13, 2006
MM/DD/YYYY
MM/DD/YYYY

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Special Clauses :

To Chang Hwa Commercial Bank

The Surety may notify the Bank to terminate this Guarantee in writing at any time; however, the Guarantee is terminated :

❑	on the next business day after the Bank receives the notification

❑	___________________________________________.

The Surety shall not bear the joint liability to the loans incurred between the Bank and the Borrower starting from said date as above; nevertheless, the Surety shall be liable for all loans payable that the Borrower owes to the Bank within the maximum loan amount as agreed before the date stated above.
The special clauses above are understood and agreed by the Surety.

The Surety hereby declares that all clauses in the Guarantee have been carefully reviewed within a reasonable period.

Surety : Pai Suang-Yi  (seal)

Surety : Yang Ming Tan (seal)

Surety : (seal)

Surety : (seal)

Surety : (seal)

Date : Apr. 13, 2006

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